                            BREWSTER FINANCIAL GROUP
                 P.O. Box 668 o Pierre, South Dakota 57501-0668
                  OFFICE: (605) 945-1333 o FAX: (605) 945-1444
                            EMAIL: dp44@pie.midco.net

November 1, 2002

InnerSpace Corporation
201 Allen Road, Suite 310
Atlanta, Georgia  30328

Attention: Robert Arkin, CEO

Dear Mr. Arkin:

This will confirm the basis upon which InnerSpace Corporation (the "Company")
has engaged Brewster Financial Group ("Brewster") on a nonexclusive basis, to provide advisory services with respect to the exploration of strategic alternatives that may lead to a possible transaction (a "Transaction"), through a joint venture, or through an acquisition, merger or joint venture (an
"Acquisition") in which 50% or more of the voting power of the Acquisition candidate or all or a substantial portion of its business or assets are combined with or transferred to the Company.

Section 1. Services to be Rendered.

Brewster agrees to perform such of the following financial advisory and investment banking services as the Company reasonably and specifically requests:

        (a) Brewster will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company;

        (b) Assist the Company in identifying and evaluating candidates for a potential Transaction with the Company;

        (c) Assist the Company in the preparation and implementation of a marketing plan and in the preparation of a memorandum (together with exhibits, the "Memorandum") describing the Company and its business operations for distribution to potential parties to a Transaction;

        (d) Contact potential candidates which Brewster and the Company believe to be appropriate for a potential Transaction. In rendering such services, Brewster may meet with representatives of such candidates, as are approved in advance by the

InnerSpace Corporation
November 1, 2002

___________

            Company, and provide such representatives with such information about the Company as may be appropriate, subject to customary business confidentiality;

        (e) Brewster will advise and assist the Company in considering the desirability of effecting a Transaction, and, if the Company believes such a Transaction to be desirable, in developing a general negotiating strategy for accomplishing a Transaction;

        (f) Brewster will advise and assist management of the Company in making presentations to the Board of Directors of the Company concerning any proposed Transaction; and

        (g) Brewster will advise and assist the Company in the course of its negotiation of a Transaction and will participate in such
            negotiations.

The Company will furnish Brewster such information as Brewster reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The
Company understands and agrees that Brewster, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Brewster does not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Brewster in connection with the rendering of its services. Accordingly, Brewster shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Brewster by the
Company or any potential partners and used by Brewster in its analysis, Brewster shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

In connection with the services described in this Section 1, the Company authorizes Brewster, as the Company's representative, to transmit the Memorandum to potential parties to a Transaction and execute on behalf of the Company a confidentiality agreement, in form approved by the Company, to be entered into by such parties. The Company hereby acknowledges that all information contained in the Memorandum will be provided by or based upon information provided by the
Company or third parties, and that the Company will be solely responsible for the contents thereof. Brewster agrees to obtain the consent of the Company prior to contacting any potential party to a Transaction.

InnerSpace Corporation
November 1, 2002

____________

Section 2. Fees.

The Company shall pay Brewster for its services hereunder a fee of $50,000 (the
"Aggregate Consideration") through the issuance of shares of common stock of the
Company (the "Shares") reserved for issuance under the Company's 2002 Stock
Incentive Plan. For purposes of calculating Aggregate Consideration, the value of the Shares will be determined on the basis of the average closing price in a public market during the ten business days prior to the date hereof (the
"Valuation Period").

Section 3. Expenses.

In addition to any fees that may be payable to Brewster hereunder and regardless of whether any Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Brewster for all reasonable fees and disbursements of Brewster's counsel, if any, and all of Brewster's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed Transaction arising out of Brewster's engagement hereunder. Any fees and/or disbursements individually or in the aggregate in excess of $1,000.00 must be approved in advance by the written consent of the
Company.

Section 4. Scope of Responsibility.

Neither Brewster nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the
Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such other person arising out of or related to Brewster's engagement hereunder except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by Brewster, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of Brewster.

Section 5. Indemnity and Contribution.

The Company agrees to indemnify and hold harmless Brewster and its affiliates
(and their respective control persons, directors, officers, employees and agents) to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of counsel and all reasonable travel and other out-of-pocket expenses incurred in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding arising therefrom, whether or not in connection with pending or threatened litigation in which Brewster or any other indemnified person is a party) arising out of or related to any actual or proposed Transaction or
Brewster's engagement hereunder; provided, however, there shall be excluded from such indemnification any such claims, losses, damages, liabilities, costs or expenses that arise primarily out of or are based primarily upon any action or failure to act by Brewster, other than

InnerSpace Corporation
November 1, 2002

_____________

an action or failure to act undertaken at the request or with the consent of the
Company, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of Brewster. In the event that the foregoing indemnity is unavailable or insufficient to hold Brewster and other indemnified parties harmless, then the Company shall contribute to amounts paid or payable by
Brewster and other indemnified parties in respect of such claims, losses, damages, liabilities, costs and expenses in such proportion as appropriately reflects the relative benefits received by, and, if applicable law does not permit allocation solely on the basis of benefits, fault of, the Company and
Brewster in connection with the matters as to which such claims, losses, damages, liabilities, costs and expenses relate and other equitable considerations, subject to the limitation that in any event Brewster's aggregate contributions in respect of such claims, losses, damages, liabilities, costs and expenses will not exceed the amount of fees and expenses actually received by
Brewster pursuant to this Agreement. For purposes hereof, relative benefits to the Company and Brewster of the Transaction shall be deemed to be in the same proportion that the total value received or contemplated to be received by the
Company and/or its security holders in connection with the Transaction bears to the fees paid to Brewster pursuant to its engagement in respect of such
Transaction.

The Company will not, without the prior written consent of Brewster, settle any litigation relating to Brewster's engagement hereunder unless such settlement includes an express, complete and unconditional release of Brewster and its affiliates (and their respective control persons, directors, officers, employees and agents) with respect to all claims asserted in such litigation or relating to Brewster's engagement hereunder; such release to be set forth in an instrument signed by all parties to such settlement.

Section 6. Termination of Engagement.

Brewster's engagement hereunder may be terminated by either the Company or
Brewster at any time, with or without cause, upon written notice to that effect to the other party; provided, however, that (a) Brewster will be entitled to its full fee under Section 2 hereof in the event that (i) at any time prior to the expiration of 18 months after such termination by the Company, a Transaction is consummated with a party which contacted the Company or was contacted by the
Company or Brewster on behalf of the Company (provided such party is not an existing shareholder of the Company) during the course of this engagement pursuant to the terms of this Agreement; or (ii) the Company enters into an agreement during the term of this Agreement which contemplates a Transaction and such Transaction is consummated within 24 months after termination with a party which contacted the Company or was contacted by the Company or Brewster on behalf of the Company during the course of this engagement pursuant to the terms of this Agreement; and (b) the provisions of this Section 6 and of Sections 3, 4 and 5hereof shall survive such termination.

InnerSpace Corporation
November 1, 2002

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Section 7. Governing Law: Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota without regard to the conflicts of law provisions thereof. Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of this Agreement or any of the matters contemplated hereby is waived.

Section 8. Reliance on Others.

The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

Section 9. Publicity.

In the event of consummation of any publicly disclosed Transaction, Brewster shall have the right to disclose its participation in such Transaction, including, without limitation, the placement of "tombstone" advertisements in financial and other newspapers and journals.

Section 10. No Rights in Shareholders, etc.

The Company recognizes that Brewster has been engaged only by the Company, and that the Company's engagement of Brewster is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Brewster or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the
Company is authorized to rely upon the Company's engagement of Brewster or any statements, advice, opinions or conduct by Brewster. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Brewster are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the
Company concerning action that such shareholder might or should take in connection with the Transaction. Brewster's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Brewster.

Section 11. Miscellaneous.

In order to better coordinate the activities of Brewster contemplated by this letter, both the Company (including management or other officers and directors of the Company) and Brewster will promptly inform the other of inquiries of third parties which it receives concerning a Transaction. Nothing in this
Agreement is intended to obligate or commit Brewster or any of its affiliates to provide any services other than as set out above. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. This Agreement constitutes the entire agreement, and supersedes all prior agreements and

InnerSpace Corporation
November 1, 2002

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understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company.
Brewster may not assign its obligations or rights pursuant to this Agreement without the prior written consent of the Company.

If you are in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement shall become effective as of the date hereof.

Very truly yours,

BREWSTER FINANCIAL GROUP

         /s/ Dennis Postma, President
By:_________________________
Its:_________________________

Accepted and agreed:

INNERSPACE CORPORATION

         /s/ Robert D. Arkin, CEO
By:_________________________
Its:_________________________